Filed Pursuant to Rule 424(i)
Registration No. 333-255175
PROSPECTUS SUPPLEMENT PURSUANT TO RULE 424(i)
FOR FISCAL YEAR ENDING December 31, 2025
(to Prospectus dated December 16, 2025)
Invesco Galaxy Bitcoin ETF
This prospectus supplement filed pursuant to Rule 424(i) of the Securities Act of 1933, as amended (the “Securities Act”), sets forth the registration fee due under Rule 456(d) of the Securities Act for the fiscal year ended December 31, 2025. The calculation of the registration fee is included in an exhibit hereto.